Exhibit 99.1

Press Release

Release Date: April 18, 2012	Contact:	Thomas A. Vento -
at 5:30 p.m. EST		President
Joseph R. Corrato -
Executive Vice
President
(215) 755-1500

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES THAT JOSEPH W.
PACKER, JR. WILL RETIRE AS CHAIRMAN OF THE BOARD
AT THE END OF 2012

      Philadelphia, Pennsylvania (April 18, 2012) –Prudential Bancorp, Inc. of Pennsylvania (the “Company”) (Nasdaq: PBIP), the “mid-tier” holding company for Prudential Savings Bank (the “Bank”), announced today that Joseph W. Packer, Jr., Chairman of the Board of the Company and the Bank will retire as the Company’s Chairman and as a member of the Board, effective December 31, 2012.  As a result of Mr. Packer’s decision to retire, the Company’s Board of Directors announced that Thomas A. Vento, the current President and Chief Executive Officer of the Company, would also succeed Mr. Packer as Chairman, effective January 1, 2013.

Mr. Vento stated “Joe Packer has devoted his life to Prudential, providing more than 61 years of valuable service to the Bank, and the Company once it was formed.  His careful stewardship, both as President and Chief Executive Officer of the Bank and then later as Chairman of the Board, has been instrumental in the Bank’s development as the premier community bank in our market area.  His sage and timely advice and guidance has been invaluable to the Bank and the Board and management will miss him greatly.  We wish him all the best in a very well earned retirement.”

Mr. Vento continued, “Joe’s retirement will not change our philosophy of providing superior customer service, contributing as a corporate leader to the communities we serve and remaining a strong independent community bank.  Joe’s continued service as Chairman until the end of the year will help make the transition seamless.”

“I am most fortunate for the opportunities that have been presented to me throughout my career with the Bank,” said Mr. Packer. “ Although I have enjoyed meeting the challenges that have faced our industry and developing the strong bonds and relationships among my fellow Board members and management, it is the interaction with the Bank’s employees I will miss most,” he added.

Prudential Bancorp, Inc. of Pennsylvania is the "mid-tier" holding company for Prudential Savings Bank. Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as six additional full-service branch offices, five of which are in Philadelphia and one of which is in Drexel Hill in Delaware County, Pennsylvania.

This news release contains certain forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for Prudential Bancorp, Inc. of Pennsylvania.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission, describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations. Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes. Investors are encouraged to review the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.prudentialsavingsbank.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.